Exhibit 5

                        OPINION OF CHRIS B. WALTHER, ESQ.

                          The Procter & Gamble Company
                                 Legal Division
              1 Procter & Gamble Plaza, Cincinnati, Ohio 45202-3315

February 14, 1997

The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, Ohio 45202

Gentlemen/Mesdames:

This opinion is rendered for use in connection with the Registration Statement on Form S-8, registering 500,000 shares of the Company's Common Stock, without par value ("Shares"), and 500,000 options to purchase the Company's Common Stock, without par value ("Options"), to be offered as set forth in the Registration Statement for The Procter & Gamble 1992 Stock Plan (Belgian Version).

As counsel for the Company, I have examined and am familiar with originals or copies, certified or otherwise, identified to my satisfaction, of such statutes, documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purpose of this opinion including the Amended Articles of Incorporation, Regulations and By-Laws of the Company, The Procter & Gamble 1992 Stock Plan (Belgian Version), the record of proceedings of the Directors of the Company and such other instruments which I consider pertinent.

Upon the basis of the foregoing, I am of the opinion that when issued, delivered, and paid for in accordance with this Registration Statement and The Procter & Gamble 1992 Stock Plan (Belgian Version) and after the filing of this Registration Statement with the Securities and Exchange Commission,

         (a) the Shares will be validly and legally issued and will be fully paid and non-assessable; and

         (b)   the Options will be validly and legally issued.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio.

The opinion set forth herein is expressed solely for the benefit of the addressee hereof and may not be relied upon by any other person or entity without my prior written consent.

I hereby consent to the filing of this opinion as Exhibit (5) to the Registration Statement and to the reference to my name in the Registration Statement.

Very truly yours,

/S/CHRIS B. WALTHER
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Chris B. Walther
Counsel